Exhibit 4.56

Jacobs Entertainment, Inc.,
as Issuer

and

The Subsidiary Guarantors
Named Herein

9.75% Senior Notes
due 2014

INDENTURE

Dated as of June 16, 2006

Wells Fargo Bank, National Association,
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.03
(b)(2)	7.07
(c)	7.06;13.02
(d)	7.06
314(a)	4.03
(b)	10.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.03, 10.09
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05,13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

i

EXHIBITS

EXHIBIT A                                  FORM OF NOTE AND SUBSIDIARY GUARANTEE

EXHIBIT B                                    FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C                                    FORM OF TRANSFEREE LETTER OF REPRESENTATION

EXHIBIT D                                   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH REGULATION S TRANSFERS

INDENTURE, dated as of June 16, 2006, among Jacobs Entertainment, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                              Definitions.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of the Subsidiary Guarantors under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means, at any time, all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For the purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have the correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Asset Sale” means:

(1)           the sale, lease, conveyance, sublease, assignment, transfer or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of Section 4.14 and/or Section 5.01 and not by the provisions of Section 4.11; and

(2)           the issuance of Capital Stock in any of the Company’s Restricted Subsidiaries or the sale of Capital Stock in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that involves assets having a fair market value of less than $500,000;

(2)           a transfer of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries that are Guarantors;

(3)           an issuance of Capital Stock by a Wholly Owned Restricted Subsidiary that is a Guarantor to the Company or to another Wholly Owned Restricted Subsidiary that is a Guarantor;

(4)           the sale or lease of equipment, accounts receivable or other assets in the ordinary course of business;

(5)           the sale or other disposition of cash or Cash Equivalents or obsolete, surplus or worn-out equipment in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(6)           a Restricted Payment that is permitted by Section 4.07 or Permitted Investment; and

(7)           the Transactions.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11, U.S. Code or any similar federal or state law for relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

 “Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution duly adopted by the Board of Directors and certified by an Officers’ Certificate.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

and, in the case of each of the foregoing, all warrants, options or rights to acquire the foregoing.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4)           repurchase Obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper maturing within six months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Certificated Notes” means one or more certificated Notes in registered form.

“Change of Control” means the occurrence of any of the following:

(1)           any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than the Principals and Related Parties, becomes the Beneficial Owner of more than 33 1/3% of the total voting power of the Company’s Voting Stock, and the Principals and Related Parties Beneficially Own, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(2)           there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Principals and Related Parties;

(3)           there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the surviving corporation immediately after such consolidation or merger; or

(4)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code, as amended.

“Commission” means the Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted (and not added back) in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including, without limitation, any Tax Distributions taken into account in calculating Consolidated Net Income), to the extent that such provision for taxes was deducted (and not added back) in computing such Consolidated Net Income; plus

(3)           Fixed Charges; plus

(4)           depreciation, amortization (including amortization or impairment of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted (and not added back) in computing such Consolidated Net Income; plus

(5)           without duplication of any items described above, to the extent such amounts were deducted in computing Consolidated Net Income, the costs and expenses of the Company incurred in connection with the consummation of the Transactions (not to exceed $9.0 million); plus

(6)           Pre-Opening Expenses; plus

(7)           the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period; plus

(8)           costs and expenses in an aggregate amount not to exceed $10,367,000 associated with the purchase by the Company or any of its Restricted Subsidiaries of all the outstanding shares of Maryland-Virginia Racing Circuit, Inc., in August 2005; minus

(9)           non-cash items and interest income, in each case increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

(2)           the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)           the cumulative effect of a change in accounting principles shall be excluded;

(4)           any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

(5)           extraordinary gains and losses shall be excluded;

(6)           in the case of any Person that is a Flow Through Entity during such period, an amount equal to the maximum amount of Tax Distributions made or which may be made to the holders of Capital Stock of such Person in respect of the net taxable income allocated by such Person to such holders for such period shall be included as though such amounts had been paid as income taxes directly by the Company;

(7)           gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period shall be excluded;

(8)           earnings resulting from any reappraisal, revaluation or write-up of assets shall be excluded; and

(9)           unrealized gains and losses with respect to Hedging Obligations for such period shall be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)           the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2)           the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consulting Agreement” means the amended and restated Consulting Agreement dated January 1, 2006, between the Company and JIMCO.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in this Indenture as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

“Equity Offering” means any public offering or private sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to which the Company receives net proceeds of at least $10.0 million.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer.

“Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for the Exchange Notes.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness described in clauses (a)-(d) of Section 4.08 hereof) in existence on the Issue Date, until such amounts are repaid.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than Indebtedness incurred under any revolving credit facility) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)           the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the Obligations giving rise to such Fixed Charges shall not be Obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company to the extent permitted by Regulation S-X, promulgated pursuant to the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs, original issue discount or premium and other financing fees and expenses, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)           the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           the amount of all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company.

“Flow Through Entity” means an entity that:

(1)           for Federal income tax purposes constitutes

(a)            an “S corporation”, as defined in Section 1361(a) of the Code,

(b)           a “qualified subchapter S subsidiary”, as defined in Section 1361(b)(3)(B) of the Code,

(c)            a “partnership”, within the meaning of Section 7701(a)(2) of the Code, other than a “publicly traded partnership”, as defined in Section 7704 of the Code, or

(d)           an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service; and

(2)           for state and local jurisdictions in respect of which Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time.

“Gameco Video Poker Plaza Acquisitions” means the acquisition by the Company or any Restricted Subsidiary of video poker plazas from Gameco Holdings, Inc., the aggregate consideration for each of which shall either (A) not exceed the lesser of (I) 7 multiplied by the EBITDA of such video poker plaza for the most recently ended four full fiscal quarters and (II) the result of (x) the aggregate consideration paid by Gameco Holdings, Inc. for such video poker plaza plus (y) the EBITDA of such video poker plaza for the most recently ended four full fiscal quarters plus or minus, as the case may be, (z) an adjustment for working capital as determined in good faith by the Company (any such adjustment to be reasonably supportable and quantifiable by the underlying accounting records of such video poker plaza), or (B) be supported by an opinion as to the fairness to the Company of such acquisition from a financial point of view issued by an independent nationally recognized accounting, appraisal or investment banking firm.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by the Company or any of its Restricted Subsidiaries.

“Gaming Facility” means any gaming establishment and other property or assets used or reasonably related thereto, including any casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, condominiums, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

“Gaming Law” means any gaming laws or regulations of any jurisdictions to which the Company or any of its Subsidiaries is or may at any time after the Issue Date be subject.

“Gaming Licenses” means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Restricted Subsidiaries conducts business, and all applicable liquor licenses.

“Government Securities” means direct Obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with this Indenture and its respective successors and assigns.

 “Hedging Obligations” means, with respect to any specified Person, the Obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (ii) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, and (iii) all Disqualified Stock issued by such Person with the amount of such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of any Indebtedness outstanding as of any date shall be:

(1)           the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified in accordance with the terms hereof from time to time.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, CIBC World Markets Corp., Libra Securities, LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets, a Division of McDonald Investments Inc., as initial purchasers of the Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Interest Payment Date” means each June 15 and December 15, commencing December 15, 2006.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other Obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07.

“Issue Date” means June 16, 2006.

“JIMCO” means Jacobs Investments Management Co., Inc., an Ohio corporation.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Maturity Date” means June 15, 2014.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Nautica Options” means the right of the Company to purchase and/or lease land and certain improvements on the west bank of the Cuyahoga River in Cleveland, Ohio pursuant to several option agreements entered into by the Company.

“Nautica Properties” means the properties subject to the Nautica Options.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends to the extent such Preferred Stock dividends do not reduce net income as determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, and any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of Section 4.11(b)) to be paid as a result of such transaction, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)           as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Note Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Notes” means the 9.75% Senior Notes due 2014 to be issued by the Company, and any Additional Notes and, following the Exchange Offer, any Exchange Notes or Private Exchange Notes issued in accordance with the terms of the Registration Rights Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes by the Company on the Issue Date.

“Offering Circular” means the Company’s offering circular dated June 9, 2006, as supplemented, relating to the Offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company or any Subsidiary by two Officers of the Company or such Subsidiary, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or such Subsidiary, as applicable, that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Business” means (i) the ownership and operation of one or more Gaming Facilities (ii) those types of businesses in which the Company and its Restricted Subsidiaries are engaged as of the Issue Date (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof), (iii) those types of businesses otherwise contemplated in this offering circular or (iv) other gaming businesses and the properties or assets ancillary thereto or used in connection therewith, including, without limitation, casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, condominiums, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment; provided, however, that none of the Company or its Restricted Subsidiaries (other than the Nautica Properties upon exercise of the Nautica Options) shall be permitted to conduct any business of the type conducted by the Nautica Properties on the Issue Date not otherwise permitted under clauses (i) though (iv) of this definition.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

(2)           any Investment in (w) cash or Cash Equivalents, (x) accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (y) negotiable instruments held for collection in the ordinary course of business and (z) lease, utility or other similar deposits in the ordinary course of business;

(3)           any Investment (other than a Gameco Video Poker Plaza Acquisition) by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor

(including, without limitation, Investments in connection with the Transactions);

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

(5)           any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(6)           Hedging Obligations;

(7)           Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)           Investments made by the Company or any Restricted Subsidiary in Publicly Traded Securities in an aggregate amount not to exceed $3.0 million in any fiscal year; provided that on or immediately after giving effect to the applicable Investment, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); provided, further, that (x) if the aggregate amount of Investments made in any fiscal year shall be less than the maximum amount of Investments permitted under this clause (8) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall may be added to the amount of Investments permitted under this clause (8) for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover);

(9)           credit extensions or other advances to gaming customers in the ordinary course of business and consistent with industry practice;

(10)         Investments consisting of redemptions or repurchases of Capital Stock or Indebtedness of the Company or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss, or to secure the grant or establishment, of any Gaming License or other right to conduct lawful gaming operations;

(11)         any Investment in existence on the Issue Date;

(12)         the Gameco Video Poker Plaza Acquisitions;

(13)         entering into and exercising the Nautica Options; and

(14)         additional Investments not to exceed $5.0 million at any one time outstanding.

“Permitted Liens” means:

(1)           inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(2)           Liens in respect of property of the Company or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlord’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole and (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(3)           Liens on property and assets of the Company existing on the Issue Date;

(4)           easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Company or any Restricted Subsidiary at such real property;

(5)           Liens arising out of judgments or awards not resulting in a Default and in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $5.0 million at any time outstanding;

(6)           Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of Obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents; provided, further that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $1.0 million in the aggregate;

(7)           leases with respect to the assets or properties of the Company or any Restricted Subsidiary or its respective Subsidiaries, in each case entered into in the ordinary course of the Company or any Restricted Subsidiary business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(8)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary;

(9)           Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to the covenant described in Section 4.08 hereof; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

(10)         bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(11)         Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of this Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

(12)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $3.0 million at any time outstanding;

(13)         Liens securing Obligations under this Indenture, the Notes and the Subsidiary Guarantees;

(14)         Liens securing Acquired Debt (and any Permitted Refinancing Indebtedness which refinances such Acquired Debt) incurred in accordance with Section 4.08; provided that (a) such Liens secured the Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary;

(15)         licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade-secrets, know-how and processes, granted by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(16)         Liens arising under applicable Gaming Laws; provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

(17)         Liens in favor of the Company or any Guarantor;

(18)         Liens securing the Company’s or any Restricted Subsidiary’s Obligation under the Senior Credit Facilities;

(19)         the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; and

(20)         Liens securing other Indebtedness permitted to be incurred under this Indenture not to exceed $5.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

(2)           such new Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such new Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)           such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Pre-Opening Expenses” means all costs of start-up activities related to a Gaming Facility that are required to be expensed (and are not capitalized) in accordance with The American Institute of Certified Public Accountants’s Statement of Position 98-5.

“Presumed Tax Rate”, for any holder of Capital Stock of the Company or any Guarantor with respect to any period, means (i) with respect to the excess, if any, of ordinary income over ordinary loss (as determined for U.S. federal income tax purposes and, for this purpose, including items taxable at the same rate as ordinary income, such as net short-term capital gain) for such period, the sum of the maximum marginal individual U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes, and (ii) with respect to the net capital gain (as determined for U.S. federal income tax purposes) for such period, the sum of the maximum marginal individual U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes. For purposes of this definition of “Presumed Tax Rate”, the maximum marginal individual U.S. federal, state or local income tax rate for each holder of Capital Stock shall be the highest such marginal individual U.S. federal, state or local income tax rate applicable to any holder of Capital Stock.

“Principals” means Jeffrey P. Jacobs and Richard E. Jacobs.

“Private Exchange” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for Private Exchange Notes.

“Private Exchange Notes” means the Notes issued in the Private Exchange.

“Publicly Traded Securities” shall mean any securities (other than securities issued by the Company or any of its Affiliates) that are dealt in, quoted or traded on securities exchanges or securities markets located in the United States.

“Purchase Money Obligations” of any Person means any Obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

“QIB” or “Qualified Institutional Buyer” shall have the meaning ascribed to “qualified institutional buyer” in Rule 144A promulgated under the Securities Act.

“Record Date” for interest payable on any Interest Payment Date (except a date for payment of default interest) means the June 1 and December 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time relating to, among other things, a registered exchange offer relating to the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Related Party” means:

(1)           any parent, spouse, sibling or lineal descendant of any Principal; or

(2)           any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facilities” means the credit facility under the credit agreement to be entered into as of the Issue Date by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.08).

“Senior Indebtedness” means:

(1)           all Indebtedness of the Company or any Guarantor outstanding under the Senior Credit Facilities and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)           all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;

(3)           any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

(4)           all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)           any obligation of such Person to the Company or any of its Subsidiaries;

(b)           any liability for federal, state, local or other taxes owed or owing by such Person;

(c)           any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)           any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)           that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. § 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

“Tax Period” means a period with respect to which a holder of Capital Stock must pay U.S. federal income taxes (including estimated taxes) whether quarterly, annual or otherwise.

“Tax Return” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended and as in effect on the date on which this Indenture is qualified under the TIA.

“Transactions” means, collectively, (a) the acquisition of two video poker plazas in Denham Springs, Louisiana and Vinton, Louisiana from unaffiliated parties, (b) the acquisition of all the assets of the Best Western Pinon Plaza Resort, (c) the acquisition of three video poker plazas and land for a fourth video poker plaza, each in Louisiana from Gameco Holdings, Inc., (d) the issuance of the Notes, (e) the entry into the Senior Credit Facilities, (f) the repurchase, redemption, repayment or other repayment in full of (i) the Company’s existing $148.0 million aggregate principal amount of 11.875% senior secured notes due 2009, (ii) all amounts outstanding under the Company’s Wells Fargo Foothill Revolving Credit Facility, (iii) a note due to Pimlico Racing Association and Laurel Racing Association and (iv) approximately $19.5 million of notes payable to Affiliates, (g) a dividend by the Company in an amount not to exceed $10.0 million, and (h) a return of capital to the Principals and their Related Parties in respect of the December 2005 capital contribution made by such Persons, in an amount not to exceed $8.8 million.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and as it may hereafter be in effect from time to time in the relevant states.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Indebtedness;

(2)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect Obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)           the sum of all such payments.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.                                              Other Definitions.

Term	Defined in Section
“Additional Notes”	2.02
“Affiliate Transaction”	4.19
“Agent Member”	2.15
“Asset Sale Offer”	4.11
“Asset Sale Offer Payment Date”	4.11
“Authentication Order”	2.02
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.14
“Change of Control Purchase Price”	4.14
“Change of Control Payment Date”	4.14
“Company Obligations”	4.01
“Covenant Defeasance”	8.04
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds”	4.11

Term	Defined in Section
“Gaming Redemption”	3.09
“Global Note”	2.01
“Global Note Legend”	2.17
“Guarantee Obligations”	10.01
“incur”	4.08
“Legal Defeasance”	8.03
“Pari Passu Indebtedness”	4.11
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Indebtedness”	4.08
“Private Placement Legend”	2.17
“Registrar”	2.03
“Regulation S Global Note”	2.01
“Replacement Assets”	4.11
“Resale Restriction Termination Date”	2.16
“Restricted Payments”	4.07
“Rule 144A Global Note”	2.01
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	10.03
“Tax Distributions”	4.07

SECTION 1.03.                                              Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.                                              Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions; and

(6)           references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

SECTION 2.01.                                              Form and Dating.

(a)           General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes. The Notes shall be issued initially in the form of two or more permanent global Notes (the “Global Notes”). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A  (the “Rule 144A Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A  (the “Regulation S Global Note”). Global Notes shall be substantially in the form of Exhibit A  attached hereto (including the Global Note Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A  attached hereto (but without the Global Note Legend). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.                                              Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount of $210.0 million. Subject to compliance with Section 4.08, the Trustee may authenticate Notes thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified by such Authentication Order (the “Additional Notes”). The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. In addition, upon receipt of an Authentication Order, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed the principal amount of the then outstanding Notes for issuance in exchange for all Notes previously issued pursuant to an Exchange Offer registered under the Securities Act or pursuant to a Private Exchange. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.                                              Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Pay-

ing Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04.                                              Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.                                              Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06.                                              Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.11, 4.14 or 8.07, in which event the Company shall be responsible for the payment of such taxes).

The Company shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

SECTION 2.07.                                              Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Every replacement Note is an additional Obligation of the Company.

SECTION 2.08.                                              Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.                                              Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.                                              Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of an Authentication Order pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.                                              Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                              Defaulted Interest.

The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.                                              Deposit of Monies.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

SECTION 2.14.                                              CUSIP Number.

The Company in issuing the Notes may use one or more “CUSIP” numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.                                              Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17.

Members of, or Participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Deposi-

tory or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

(b)           Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

(c)           In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)           Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(e)           The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.                                              Registration of Transfers and Exchanges.

(a)           Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

(i)      to register the transfer of the Certificated Notes; or
(ii)     to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

(I)            shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(II)           in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the “Resale Restriction Termination Date”), such Certificated Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

(A)          if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit B hereto); or

(B)           if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit B hereto); or

(C)           if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or

(D)          if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit B hereto), certificates of the transferee in substantially the form of Exhibit C and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

(E)           if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit B hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

(F)           if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

(b)           Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global

Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

(A)          in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit B hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and
(B)           written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

(d)           Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

(A)          if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit B hereto); or
(B)           if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit B hereto); or
(C)           if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or
(D)          if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit B hereto), a certificate of the transferee in substantially the form of Exhibit C and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or
(E)           if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or
(F)           if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

(ii)           Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

(e)           Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)            Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(g)           General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.                                              Restrictive Legends.

Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS

“OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Note shall also bear the following legend (the “Global Note Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

ARTICLE 3

REDEMPTION

SECTION 3.01.                                              Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the amount of any interest (including any Additional Interest) and (v) the redemption price.

In the event of a Gaming Redemption, the Company shall notify the Trustee as soon as practicable but in any event before notice of the Gaming Redemption, as the case may be, is to be mailed to any Holder (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02.                                              Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of 1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.                                              Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date (other than in connection with a Gaming Redemption), the Company shall mail or cause to be mailed, by first class mail, postage prepaid, an unconditional notice of redemption to each Holder (or the affected Holder in the case of a Gaming Redemption) whose Notes are to be redeemed at its registered address.

In the event of a Gaming Redemption, notice of redemption shall be given in accordance with Section 3.09.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the redemption price and the amount of interest (including Additional Interest), if any;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or 5 days prior to the date of any Gaming Redemption, in the case of a Gaming Redemption), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.                                              Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.                                              Deposit of Redemption Price.

At least one Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.12 hereof.

SECTION 3.06.                                              Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                              Optional Redemption.

(a)           At any time prior to June 15, 2009, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of any Equity Offering; provided that:

(1)           at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)           the redemption must occur within 45 days after the date of the closing of such Equity Offering.

(b)           On or after June 15, 2010, the Company may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2010	104.875%
2011	102.438%
2012 and thereafter	100.000%

SECTION 3.08.                                              No Mandatory Redemption.

Other than as set forth in Sections 3.09 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.                                              Mandatory Disposition in Accordance with Gaming Laws.

If any Gaming Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option, (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (x) the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of li-

cense or qualification or of the finding of unsuitability by such Gaming Authority, and (y) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority. The Company shall notify the Trustee in writing of any redemption pursuant to this Section 3.09 as soon as practicable. A redemption of the Notes pursuant to this Section 3.09 is herein referred to as a “Gaming Redemption.”

Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes shall not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes; or (ii) to receive any interest, dividend, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company, the Subsidiary Guarantors or the Trustee.

The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

ARTICLE 4

COVENANTS

SECTION 4.01.                                              Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company’s Obligations under the Notes, this Indenture and  the Registration Rights Agreement are referred to herein as the “Company Obligations.”

SECTION 4.02.                                              Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.                                              Reports.

(a)           Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders, within the time periods specified in the Commission’s rules and regulations,

(i)             all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants,
(ii)            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the consolidated quarterly and annual financial information required by subsection (i) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries as required by the rules and regulations of the Commission, and
(iii)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b)           In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all information and reports referred to in clause (a) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a).

(c)           For so long as any Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective inves-

tors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)           Delivery of the reports, information and other documents set forth in this Section 4.03 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and other documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture.

SECTION 4.04.                                              Compliance Certificate.

(a)           The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.                                              Taxes.

The Company shall pay or discharge or shall cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (1) all material Taxes levied or imposed upon the Company or any of its Subsidiaries or upon its or any of its Subsidiaries’ income, prof-

its or property and (2) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP. The Company and each of its Subsidiaries shall prepare and timely file with the appropriate governmental agencies all Tax Returns required to be filed for any period (or portion thereof), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or such Subsidiary, and each such Tax Return shall be complete and accurate in all material respects.

SECTION 4.06.                                              Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.                                              Restricted Payments.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as such (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or (y) dividends or distributions payable by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4)           make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of and immediately after giving effect to such Restricted Payment:

(I)            no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(II)           the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and

(III)         such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5) and (6) below), is less than the sum, without duplication, of:

(a)           50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2006 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)           100% of the aggregate net cash proceeds received by the Company since the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used as a basis for incurring Indebtedness or Preferred Stock pursuant to Section 4.08(b)(12)) from the issue or sale of:

(i)   Capital Stock of the Company, excluding cash proceeds received from the sale of Capital Stock to members of management, directors or consultants of the Company (excluding the Principals and Related Parties) and the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) below;

(ii)    debt securities of the Company that have been converted into or exchanged for such Capital Stock of the Company; or

(iii)      other equity contributions made to the Company or to any Restricted Subsidiary that is a Guarantor by the holders of Capital Stock of the Company;

provided, however, that this Section 4.07(b) shall not include the proceeds from (X) Capital Stock or convertible debt securities of the Company sold to a Restricted Subsidiary, as the case may be, or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c)           to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash (other than a sale to the Company or a Restricted Subsidiary), the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, in each case after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; provided, further, that no amount will be included under this Section 4.07(d) to the extent it is already included in Consolidated Net Income.

(b)           The preceding provisions will not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)           if no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees of the Company or Wholly Owned Restricted Subsidiary that is a Guarantor, as applicable, or of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (III) (b) of this Section 4.07;

(3)           if no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated in right of payment to the Notes or the Guarantees of the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor, as the case may be, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)           if no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management (excluding the Principals and Related Parties) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $500,000 in any 12-month period;

(5)           with respect to each Tax Period that the Company qualifies as a Flow Through Entity, the distribution by the Company to the holders of the Capital Stock of the Company of an amount, if any, equal to the aggregate local, state and federal income tax liability such holders would have incurred as a result of each holder’s ownership of its Capital Stock of the Company, calculated (1) using the Presumed Tax Rate, (2) as if accruals and allocations from the Company attributable to the Capital Stock of the Company held by such holder were, for such Tax Period, the sole source of income and loss for such holder; and (3) by taking into account the carryover of items of loss, deduction and expense previously allocated by the Company to such holder. The amount distributable under this clause (5) shall be adjusted to take into account the effect of alternative minimum tax; tax adjustments; and any penalty and/or interest charged by any taxing authority that is the result of an action or omission of the Company. The distributions described in this clause (5) are referred to as “Tax Distributions.”  If at any time the sum of the permitted Tax Distributions received by the holders of Capital Stock of the Company is greater than the actual taxes paid by such holder for the Tax Period, then the excess amount, if any, shall be deducted from future permitted Tax Distributions starting in the next Tax Period until such excess amount is recouped;

(6)           the Transactions; and

(7)           if no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $1.0 million in any fiscal year.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company whose Board Resolution with respect thereto shall be delivered to the Trustee. The Company’s Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm if the fair market value exceeds $2.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.”  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) or Section 4.07(b)(7) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 4.08.                                              Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur”), with respect to any Indebtedness (including Acquired Debt), and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of such Indebtedness, the Company and any Guarantor may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)                 Section 4.08(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)           the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Senior Credit Facilities in an aggregate principal amount not to exceed $100.0 million at any time outstanding, less the amount of any such Indebtedness retired with the Net Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or commitments thereunder;

(2)           the incurrence by the Company and any Wholly Owned Restricted Subsidiary of Indebtedness represented by Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount or accreted value, as applicable, not to exceed the greater of (x) $9.0 million and (y) 15% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred;

(3)           the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(4)           the incurrence by the Company and the Guarantors of Indebtedness represented by $210.0 million aggregate principal amount of the Notes and the related Subsidiary Guarantees issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(5)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.08(a) or clauses (2), (3), (4), (5), (10) or (12) of this subsection (b);

(6)           the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of intercompany Indebtedness solely between or among the Company and any Wholly Owned Restricted Subsidiary; provided, however, that:

(a)           such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)           (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Wholly Owned Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; provided that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

(8)           the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness (other than Non-Recourse Indebtedness of an Unrestricted Subsidiary) of the Company or a Guarantor that was permitted to be incurred by another provision of this Section;

(9)           the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(10)         the incurrence by the Company or any of the Guarantors of additional Indebtedness that is contractually subordinated to the Notes in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $25.0 million at any one time outstanding;

(11)         the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11);

(12)         the incurrence by the Company or any of its Wholly-Owned Restricted Subsidiaries of Indebtedness equal to 200.0% of the net cash proceeds received by the Company since the Issue Date from the issuance or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Capital Stock to the Company or any of its Subsidiaries) to the extent such proceeds have not been applied pursuant to Section 4.07(a)(III) to make other Investments or payment pursuant to Section 4.07(b) or to make Permitted Investments (other then those specified in clauses (1), (2) or (3) of the definition thereof);

(13)         Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 5 days following such drawing or incurrence;

(14)         Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a)           such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this Section 4.08(14)(a)); and

(b)           the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(15)         obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(16)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(17)         Indebtedness of the Company or any Guarantor in an aggregate amount not to exceed $5.0 million at any time outstanding; and

(18)         unsecured Indebtedness of the Company or any Restricted Subsidiary in favor of Claude Penn, or his successor, heir or assignee in an aggregate amount not to exceed $7.5 million.

(c)           For purposes of determining compliance with this Section 4.08,

(1)           in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above, or is entitled to be incurred pursuant to subsection (a) of this Section 4.08, the Company will be permitted to classify or reclassify such item of Indebtedness (or any portion thereof) on the date of its incurrence, in any manner that complies with this Section; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under Section 4.08(b)(1); and

(2)           at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.08(a) and (b) above.

(d)           The Company will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordi-

nated or junior to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral.

SECTION 4.09.                                              Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) of any kind that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Company or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)           in the case of Liens securing Indebtedness that is subordinated in right of payment to the Notes and related Guarantees, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)           in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees and (b) Liens securing Indebtedness of the Company or any Guarantor permitted to be incurred under the Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to Section 4.08(b)(1) hereof.

SECTION 4.10.                                              Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1)           Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, re-

newals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

(2)           this Indenture, the Notes and the Subsidiary Guarantees;

(3)           applicable law;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)           customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)           Purchase Money Obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions of the nature described in clause (3) of subsection (a) of this Section 4.10 on the property so acquired;

(7)           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)           Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; provided that such Lien is otherwise permitted pursuant to Section 4.09 hereof; and

(10)         restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses.

SECTION 4.11.                                              Asset Sales.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of;

(2)           in the case of an Asset Sale involving consideration in excess of $1.0 million, such fair market value is determined by the Company’s Board of Directors and evidenced by a Resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3)           at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(a)           any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)           any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

(b)            Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply such Net Proceeds to (1) make capital expenditures, (2) the acquisition of all or substantially all of the assets, or a majority of the Voting Stock of another Permitted Business; provided that (a) if such Investment in any business is in the form of the acquisition of Capital Stock, such Investment results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary and (b) if such Investment is in the form of an acquisition of assets, such newly acquired assets are held by the Company or a Restricted Subsidiary, (3) the acquisition of other long-term assets in another Permitted Business (each of clauses (1), (2) and (3) above, either individually or in the aggregate, “Replacement Assets”), (4) retire and permanently reduce Indebtedness incurred under the Senior Credit Facilities; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount, and/or (5) repay other Senior Indebtedness that is secured by a Lien incurred in compliance with the terms of this Indenture in accordance with the terms thereof.

(c)            Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness that is in a minimum principal amount of $2,000 and integral multiples of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to

100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $5.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(d)        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to applicable limitations arising from other covenants contained in this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)          Pending the final application of any Net Proceeds pursuant to this Section 4.11, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

On a date which shall be not later than 60 days from the date notice of an Asset Sale Offer is mailed (the “Asset Sale Offer Payment Date”), the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, and Additional Interest, if any, on the Notes to be purchased or portions thereof, and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $2,000 and integral multiples of $1,000. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Offer Payment Date.

(f)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.12.                                              Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.13.                                              Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.                                              Offer to Repurchase upon Change of Control.

(a)           If a Change of Control occurs and unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding notes as set forth in Article 3 hereof, the Company shall be obligated to make an offer to purchase (the “Change of Control Offer”) each Holder’s outstanding Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Additional Interest thereon, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

(b)           Within 10 days of the occurrence of a Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

(1)           a Change of Control has occurred, describing the Change of Control transaction and that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered shall be accepted for payment;

(2)           the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”));

(3)           that any Note not tendered shall continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(5)           that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of the Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7)           that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(8)           any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(9)           the name and address of the Paying Agent.

(c)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(d)           The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000.

(e)           The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applica-

ble to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

SECTION 4.15.                                              Limitation on Issuances and Sales of Capital Stock in Wholly Owned Restricted Subsidiaries.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

(1)           such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary; and

(2)           the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.11.

(b)           The Company shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.16.                                              Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17.                                              Additional Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date, then that newly acquired or created Subsidiary must become a Guarantor and, within ten Business Days of the date on which it was acquired or created (except all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries), execute and deliver to the Trustee (i) a supplemental Indenture and (ii) an Opinion of Counsel.

SECTION 4.18.                                              Maintenance of Books and Records.

The Company shall, and shall cause each of its Subsidiary Guarantors to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions of the Company and each of its Subsidiary Guarantors, in accordance with GAAP.

SECTION 4.19.                                              Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)           the Company delivers to the Trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.19 and that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm.

(b)           The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the immediately preceding paragraph:

(1)           subject to clause (2) of this subsection (b), any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2)           any employment, consulting or other similar compensation agreements with the Principals, so long as the annual compensation paid under all such agreements with the Principals by the Company and its Restricted Subsidiaries does not exceed $1.0 million in the aggregate in any 12-month period;

(3)           transactions solely between or among the Company and/or its Wholly Owned Restricted Subsidiaries that are Guarantors;

(4)           payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(5)           sales of Capital Stock of the Company (other than Disqualified Stock) to Affiliates of the Company;

(6)           so long as (i) no Default exists and (ii) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been at least 1.75 to 1, determined on a pro forma basis, as if such payment had been made during such four-quarter period, the payment of fees to JIMCO for the provision of Gaming Facility development advisory services rendered to the Company and its Restricted Subsidiaries in the amounts and at the times specified in the Consulting Agreement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of Holders in any material respect than such agreement as it was in effect on the Issue Date; provided that payments under this clause (6) shall in any event not exceed (i) $1,250,000 in any 12-month period plus (ii) an amount equal to the documented out-of-pocket expenses of JIMCO incurred in connection with rendering such services plus (iii) a development fee not to exceed 2.5% of the Budgeted Cost (as defined in the Consulting Agreement) of any Development (as defined in the Consulting Agreement) for which JIMCO provides advisory services;

(7)           Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.07 and the definition of Permitted Investments;

(8)           management fees paid by Gameco Holdings, Inc. to the Company or any of its Subsidiaries;

(9)           transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by this Indenture;

(10)         the existence of, and the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date as in effect on the Issue Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Issue Date shall only be permitted by this Section 4.19(b)(10) to the extent not more adverse to the interest of Holders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Issue Date;

(11)         any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock (other than Disqualified Stock) of the Company; and

(12)         the Transactions.

SECTION 4.20.                                              Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be in compliance with the conditions set forth in the definition of “Unrestricted Subsidiary”; provided that in no event shall any business held or operated by the Company as of the Issue Date be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall either reduce the amount available for Restricted Payments under Section 4.07(a) or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine in a manner which complies with the requirements of such covenant or definition, as applicable. That designation shall only be permitted if such Restricted Payment or Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the conditions for continued designation as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.08, the Company shall be in Default of such Section 4.08. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary shall execute a supplemental Indenture to become a Subsidiary Guarantor.

ARTICLE 5

SUCCESSORS

SECTION 5.01.                                              Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, as-

sign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (without giving effect to any property or assets of any Unrestricted Subsidiary), in one or more related transactions, to another Person; unless:

(1)           either (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the “Surviving Entity”);

(2)           the Surviving Entity (if other than the Company) assumes all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

(5)           the Surviving Entity:

(a)           shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(b)           shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and

(6)           such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

SECTION 5.02.                                              Successor Corporation Substituted for the Company.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its the Restricted Subsidiaries in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or the Restricted Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolida-

tion, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Restricted Subsidiary” shall refer instead to the successor corporation and not to the Company or the Restricted Subsidiary), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company or the Restricted Subsidiary herein; provided, however, that the predecessor of the Company shall not be relieved from the Obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or the Restricted Subsidiary assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                                              Events of Default.

An “Event of Default” wherever used herein means any one of the following events:

(1)           default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(2)           default in payment when due of the principal of or premium, if any, on the Notes;

(3)           failure by the Company or any of its Subsidiaries to comply with the provisions described in Section 4.07, 4.08, 4.11 or 4.14 or in Article 5 hereof;

(4)           failure by the Company or any of its Subsidiaries for a period of 30 days after notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other covenants or agreements contained in this Indenture;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)           is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6)           failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)           [Reserved];

(8)           any revocation, suspension, expiration without any previous or concurrent renewal, or loss of (i) any Gaming License of the Company or any of its Restricted Subsidiaries relating to a truck stop video gaming facility or pari-mutuel wagering facility, for more than 60 days that, individually or in the aggregate, represents in excess of 5% of the Company’s consolidated net revenues for its most recently completed four fiscal quarters for which financial statements are available or (ii) any other Gaming License of the Company or any of its Restricted Subsidiaries for more than 60 days, in each case other than any voluntary relinquishment of a Gaming License if such relinquishment, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company’s ability to pay principal and interest on the Notes;

(9)           the cessation or suspension of any gaming operations of the Company or any of its Restricted Subsidiaries for more than 30 days that, individually or in the aggregate, represent in excess of 5% of the Company’s consolidated net revenues for its most recently completed four fiscal quarters for which financial statements are available (other than any voluntary cessation of gaming operations if such cessation, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company’s ability to pay principal and interest on the Notes);

(10)         except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(11)         [Reserved];

(12)         the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           generally is not paying its debts as they become due; or

(13)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any Restricted Subsidiary in an involuntary case,

(b)           appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

(c)           orders the liquidation of the Company or any Restricted Subsidiary,

and the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.                                              Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (12) and (13) of Section 6.01 relating to the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately (together with the premium referred to in Section 6.02, if applicable). If an Event of Default specified in clause (12) or (13) of Section 6.01 relating to the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such unpaid principal of, premium, if any, and any accrued interest (together with the premium referred to in Section 6.02, if applicable) on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, the Company has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding; provided that, if such Event of Default occurs prior to June 15, 2010, such premium (expressed as a percentage of principal amount of the Notes) shall equal the interest rate then borne by the Notes.

SECTION 6.03.                                              Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                              Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest, and Additional Interest, if any, on the Notes (including in connection with an offer to purchase) or in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.                                              Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trus-

tee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

SECTION 6.06.                                              Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any cost, loss, liability or expense;

(d)           the Trustee does not comply with such request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.                                              Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, and Additional Interest, if any, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                                              Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium and interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                              Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                                              Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for all amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal and interest, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest and Additional Interest, if any, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.                                              Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective maturity or payment dates expressed in such Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01.                                              Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(i)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or Obligations shall be read into this Indenture against the Trustee; and
(ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;
(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in exercising any trust or power conferred upon the Trustee under this Indenture.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.                                              Rights of Trustee.

(a)           In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon and shall be protected from acting or refraining from acting upon any document or instrument believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such

Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.03.                                              Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.                                              Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.                                              Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.                                              Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.                                              Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services rendered by it hereunder and thereunder. The Trustee’s compensation shall not be limited by any law in regard to the law of compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee and its officers, directors, employees, agents and affiliates against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and any landlord waiver or consent, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder or under any landlord waiver or consent. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld.

The Obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment Obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money and property held or collected by the Trustee, except money held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(1) or 6.01(2) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08.                                              Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, trusts and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                              Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.                                              Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.11.                                              Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; LEGAL DEFEASANCE
AND COVENANT DEFEASANCE

SECTION 8.01.                                              Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when:

(1)           either

(a)           all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest and Additional Interest, if any, to the date of maturity or redemption;

(2)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)           the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Notwithstanding the foregoing paragraphs, the Company’s Obligations in Article 2 and in Sections 4.01, 4.02, 7.07, 7.08, 8.07 and 8.08 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company’s Obligations in Sections 7.07, 8.07 and 8.08 shall survive.

After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company’s Obligations under the Notes, the Guarantees and this Indenture except for those surviving Obligations specified above.

SECTION 8.02.                                              Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03.                                              Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, and interest, if any, and Additional Interest, if any, on such Notes when such payments are due, (2) the Company’s Obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s Obligations in connection therewith and (4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04.                                              Covenant Defeasance.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their Obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.19 and 4.20 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, the events set forth in Sections 6.01(3) through 6.01(10) hereof shall not constitute Events of Default.

SECTION 8.05.                                              Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or 8.04 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay (without reinvestment) the principal of, premium and interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2)           in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,  the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default (other than resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(12) or 6.01(13) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Notes, the Subsidiary Guarantees and the Registration

Rights Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after 91 days following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06.                                              Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds, except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07.                                              Repayment to Company.

Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.08.                                              Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.                                              Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(1)           cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           provide for the assumption of the Company’s or any Subsidiary Guarantor’s Obligations to the Holders in the case of a merger or consolidation pursuant to Arti-

cles 5 or 12 hereof or a sale of all or substantially all of the Company’s or any Subsidiary Guarantor’s assets;

(4)           provide for additional Subsidiary Guarantors as set forth in Section 4.17 or to provide for the release of a Subsidiary Guarantor pursuant to Section 10.06;

(5)           make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder;

(6)           comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(7)           to comply with the covenant relating to mergers, consolidations and sales of assets;

(8)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(9)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;

(10)         to provide for the issuance of Exchange Notes (as defined in the Registration Rights Agreement) or Private Exchange Securities;

(11)         to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of the Notes” in the Offering Circular to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or Notes; or

(12)         making any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supple-

mental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.                                              With Consent of Holders.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, the Notes, the Subsidiary Guarantees or the Registration Rights Agreement;

(2)           reduce the principal of or change the fixed final maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.11 and 4.14);

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration in accordance with the provisions of Article 6);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(7)           waive a redemption payment with respect to any Note (other than a payment required by Sections 4.11 and 4.14);

(8)           release any Subsidiary Guarantor from any of its Obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)           make any change that would adversely affect the ranking of the Notes; or

(10)         make any change in the preceding amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.                                              Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.                                              Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.                                              Notation on or Exchange of Notes.

The Trustee may (but shall not be obligated to) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee upon receipt of an Authentication Order, shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                              Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE 10

SUBSIDIARY GUARANTEES

SECTION 10.01.                                        Guarantees.

Each of the current and future Restricted Subsidiaries of the Company that are guarantors under the Senior Credit Facilities, and each of their respective successors and assigns, shall also be Subsidiary Guarantors under this Indenture. Subject to the provisions of this Article 10, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby fully and unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:  (a) the principal of, and premium and interest and Additional Interest, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other Obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the “Guarantee Obligations”). Failing payment when due of any Guarantee Obligation or failing performance of any other Obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders to accelerate the Guarantee Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Company Obligations. Each Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes:  (a) any right to require the Trustee, the Holders or the Company (each, a “Benefitted Party”) to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party’s power before proceeding against such Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any Obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party’s election in any proceeding instituted under the Bankruptcy Law of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such Obligations. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Guarantee.

SECTION 10.02.                                        Execution and Delivery of Subsidiary Guarantees.

To evidence the Guarantees set forth in Section 10.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the President or one of the Vice Presidents of the Subsidiary Guarantors.

Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 10 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.03.                                        Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

(a)           Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

(b)           Subject to the provisions of clause (c) below, no Subsidiary Guarantor shall, directly or indirectly, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, other than the Company or another Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor, unless:

(1)           either:  (i) the Subsidiary Guarantor is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the “Surviving Guarantor Entity”);

(2)           the Surviving Guarantor Entity (if other than the Subsidiary Guarantor) assumes all the Obligations of the Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

(5)           (i)  the Company shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(ii)           the Company shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and

(6)           such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

The Trustee, subject to the provisions of Section 10.04 hereof, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.03. Such Officers’ Certificate and Opinion of Counsel shall comply with the provisions of Section 10.05.

(c)           In the event of:

(x)            a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise; or

(y)           a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person which is not the Company or a Restricted Subsidiary (but excluding a Restricted Subsidiary that is a Non-Guarantor Restricted Subsidiary) or another Affiliate of the Company;

then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any Obligations under its Subsidiary Guarantee and this Indenture; provided that:

(1)           the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described in Section 4.11 hereof; and

(2)           all Obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

SECTION 10.04.                                        Limitation of Subsidiary Guarantor’s Liability.

Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Guarantee Obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Guarantee Obligations of such other Subsidiary Guarantor under this Article 10, result in the Guarantee Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 10.05.                                        Application of Certain Terms and Provisions to the Subsidiary Guarantors.

(a)           For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

(b)           Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 11.02 hereof as if references therein to the Company were references to such Subsidiary Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Subsidiary Guarantor may be given or served as described in Section 11.02 hereof as if references therein to the Company were references to such Subsidiary Guarantor.

(d)           Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 11.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

SECTION 10.06.                                        Release of Guarantors.

A Guarantor shall be automatically and unconditionally released from its obligations under its Guarantee upon:

(1)           (a)           any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of the issuing Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of Section 5.01 hereof;

(b)           the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(c)           the proper designation of the Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 4.20 hereof; or

(d)           the Company exercising its legal defeasance option pursuant to Section 8.03 hereof or the Company’s obligations under this Indenture being discharged in accordance with the terms hereof; and

(2)           such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.                                        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.02.                                        Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

                                                 Jacobs Entertainment, Inc.
17301 W. Colfax Avenue
Suite 250
Golden, Colorado  80410
Attention:  President
Telephone No.:  (303) 215-5200
Telecopier No.:  (303) 215-5219

and a copy to:

                                                 Baker & Hostetler LLP
1900 East 9th Street
3200 National City Center
Cleveland, Ohio  44114
Attention:  Robert Weible, Esq.
Telephone No.:  (216) 861-7553
Telecopier No.:  (216) 696-0740

If to the Trustee:

                                                 Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT  06457
Attention:  Corporate Trust Services
Telephone No.:  (860) 704-6217
Telecopier No.:  (860) 704-6219

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.                                        Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                                        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.                                        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.                                        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.                                        No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any Obligations of the Company under the Notes, the Subsidiary Guarantees, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 11.08.                                        Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 11.09.                                        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.                                        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.                                        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.                                        Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.                                        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ISSUER:

JACOBS ENTERTAINMENT, INC.

By:	/s/ Jeffrey P. Jacobs
Name: Jeffrey P. Jacobs
Title: Chief Executive Officer

SUBSIDIARY GUARANTORS:

JACOBS PIÑON PLAZA ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	President

JACOBS ELKO ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	President

/s/ Stephen R. Roark
Stephen R. Roark, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., as its President
GOLD DUST WEST CASINO, INC., as its Vice President
GILPIN VENTURES, INC., as its President
JALOU L.L.C., as its President and Manager
JALOU II INC., as its President

GILPIN HOTEL VENTURE

By:	Gilpin Ventures, Inc., its partner

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: President

By:	Black Hawk Gaming & Development Company, Inc., its partner

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC

By:	Black Hawk Gaming & Development Company, Inc.
Its:	Authorized Manager

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: President

2

DIVERSIFIED OPPORTUNITIES GROUP LTD.

By:	Jacobs Entertainment, Inc., its Managing Member

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: Chief Financial Officer

JACOBS DAKOTA WORKS, LLC

By:	Jacobs Entertainment, Inc., its Managing Member

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: Chief Financial Officer

3

/s/ Stan Guidroz
Stan Guidroz, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

WINNER’S CHOICE CASINO, INC., as its President
JACE, INC., as its President
FUEL STOP 36, INC., as its President
HOUMA TRUCK PLAZA & CASINO, L.L.C., as its President and Manager
JALOU - CASH’S L.L.C., its President and Manager
LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C., as its President and Manager
BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
RACELAND TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
JRJ PROPERTIES, LLC, as its President and Manager
JALOU OF LAROSE, LLC, as its President and Manager
JALOU BREAUX BRIDGE, LLC, as its President and Manager
JALOU OF JEFFERSON, LLC, as its President and Manager
JALOU EUNICE, LLC, as its President and Manager
JALOU OF ST. MARTIN, L.L.C., as its President and Manager
JALOU DIAMOND L.L.C., as its President and Manager
JALOU MAGIC L.L.C., as its President and Manager

4

/s/ Ian M. Stewart
Ian M. Stewart, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

COLONIAL HOLDINGS, Inc., as its President
STANSLEY RACING CORP., as its President
COLONIAL DOWNS, LLC, as its Manager
VIRGINIA CONCESSIONS, LLC, as its Vice President

COLONIAL DOWNS, L.P.

By:	Stansley Racing Corp., its General Partner

By:	/s/ Ian M. Stewart
Name: Ian M. Stewart
Its: President

5

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

6

EXHIBIT A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUB-

SIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(Face of Note)

CUSIP No:  [                ]

9.75% Senior Notes due 2014

No. [ ]	$

JACOBS ENTERTAINMENT, INC.

promises to pay to [         ] or registered assigns,

the principal sum of                                 Dollars on [               ].

Interest Payment Dates:  June 15 and December 15, commencing December 15, 2006

Record Dates:  June 1 and December 1

Dated:

JACOBS ENTERTAINMENT, INC.

By:
Name:
Title:

Certificate of Authentication:

This is one of the Global Notes
referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

(Back of Note)

9.75% Senior Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest. Jacobs Entertainment, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.75% per annum. The Company shall pay interest and Additional Interest, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on all Global Notes and all other Notes the Holders of more than $1,000 in aggregate principal amount of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture. The Company issued the Notes under an Indenture dated as of June 16, 2006 (“Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             Optional Redemption. On or after June 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2010	104.875%
2011	102.438%
2012 and thereafter	100.000%

In addition, at any time prior to June 15, 2009, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of record on the Relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of any Equity Offering; provided that:

(1)           at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)           the redemption must occur within 45 days after the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company’s option prior to June 15, 2010.

6.             Mandatory Redemption. Other than as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.             Mandatory Disposition in Accordance with Gaming Laws. If any Gaming Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the

Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (y) the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority and (z) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority. The Company shall notify the Trustee in writing of any redemption pursuant to Section 3.09 of the Indenture as soon as practicable.

Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes will not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes; or (ii) to receive any interest, dividend, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company, the Subsidiary Guarantors or the Trustee.

The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

8.             Change of Control Offer. Upon the occurrence of a Change of Control, the Company shall, unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as set forth in Article 3 of the Indenture, offer to repurchase all or any part (in minimum principal amounts of $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon to the date of purchase. Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

9.             Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

10.           Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

12.           Defaults and Remedies. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.           Authentication. This Note shall not be valid until authenticated by the manual signature of Trustee or an authenticating agent.

16.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           Additional Rights of Holders of Notes. In addition to the rights provided to Holders under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

18.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of this Indenture and/or the Registration Rights Agreement. Requests may be made to:

Jacobs Entertainment, Inc.
17301 W. Colfax Avenue
Suite 250
Golden, Colorado  80410
Attention:  President
Telephone No.:  (303) 215-5200
Telecopier No.:  (303) 215-5219

SUBSIDIARY GUARANTEE

The Subsidiary Guarantors listed below (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include that:  (a) the principal of, and premium and interest and Additional Interest, if any, on the 9.75% Senior Notes due 2014 (the “Notes”) of Jacobs Entertainment, Inc. (the “Company”), shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The Obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and this Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

No stockholder, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

Except as set forth in the Indenture, this is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company’s Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in this Indenture unless otherwise indicated.

Dated as of June 16, 2006

SUBSIDIARY GUARANTORS:

JACOBS PIÑON PLAZA ENTERTAINMENT, INC.

By:	Jeffrey P. Jacobs
Its:	President

JACOBS ELKO ENTERTAINMENT, INC.

By:	Jeffrey P. Jacobs
Its:	President

Stephen R. Roark, signing on behalf of the entities listed below in the capacity listed next to each respective entity:
BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., as its President
GOLD DUST WEST CASINO, INC., as its Vice President
GILPIN VENTURES, INC., as its President
JALOU L.L.C., as its President and Manager
JALOU II INC., as its President

GILPIN HOTEL VENTURE

By:	Gilpin Ventures, Inc., its partner

By:
Name: Stephen R. Roark
Its: President

By:	Black Hawk Gaming & Development Company, Inc., its partner

By:
Name: Stephen R. Roark
Its: President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC
By:	Black Hawk Gaming & Development Company, Inc.
Its:	Authorized Manager

By:
Name: Stephen R. Roark
Its: President

DIVERSIFIED OPPORTUNITIES GROUP LTD.
By:	Jacobs Entertainment, Inc., its Managing Member

By:
Name: Stephen R. Roark
Its: Chief Financial Officer

JACOBS DAKOTA WORKS, LLC
By:	Jacobs Entertainment, Inc., its Sole Manager

By:
Name: Stephen R. Roark
Its: Chief Financial Officer

Stan Guidroz, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

WINNER’S CHOICE CASINO, INC., as its President
JACE, INC., as its President
FUEL STOP 36, INC., as its President
HOUMA TRUCK PLAZA & CASINO, L.L.C., as its President and Manager
JALOU - CASH’S L.L.C., its President and Manager
LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C., as its President and Manager
BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
RACELAND TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
JRJ PROPERTIES, LLC, as its President and Manager
JALOU OF LAROSE, LLC, as its President and Manager
JALOU BREAUX BRIDGE, LLC, as its President and Manager
JALOU EUNICE, LLC, as its President and Manager
JALOU OF ST. MARTIN, L.L.C., as its President and Manager
JALOU DIAMOND L.L.C., as its President and Manager
JALOU MAGIC L.L.C., as its President and Manager
JALOU OF VINTON, LLC, as its President and Manager
JALOU OF VINTON-BINGO, LLC, as its President and Manager
JALOU OF ST. HELENA, LLC, as its President and Manager
JALOU OF JEFFERSON, LLC, as its President and Manager

Ian M. Stewart, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

COLONIAL HOLDINGS, Inc., as its President
STANSLEY RACING CORP., as its President
COLONIAL DOWNS, LLC, as its Manager
VIRGINIA CONCESSIONS, LLC, as its Vice President
MARYLAND-VIRGINIA RACING CIRCUIT, INC., as its President

COLONIAL DOWNS, L.P.
By:	Stansley Racing Corp., its General Partner

By:
Name: Ian M. Stewart
Its: President

Assignment Form

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.14 of the Indenture, check the box below:

☐ Section 4.14	☐ Section 4.11

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 or 4.11 of the Indenture, state the amount you elect to have purchased:  $___________

Date:                                                                                                        Your Signature:
                                                                                        (Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Re:                               Jacobs Entertainment, Inc. (the “Company”)
9.75% Senior Notes due 2014 (the “Notes”)

This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the “Transferor”).

The Transferor:

☐   has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐   has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

☐   Such Note is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

☐   Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

☐   Such Note is being transferred to an institutional “accredited investor” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit C to the Indenture.

☐   Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit D to the Indenture accompanies this certification. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐   Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

B-1

☐   Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional “accredited investor.”  [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

[INSERT NAME OF TRANSFEROR]

By:
[Authorized Signatory]

Date:
*Check applicable box.

B-2

EXHIBIT C

Form of Transferee Letter of Representation

Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT  06457

Attention:  Corporate Trust Services

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $________ principal amount of the 9.75% Senior Notes due 2014 of Jacobs Entertainment, Inc. (the “Company”), and any guarantee thereof (the “Notes”). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the “Securities Act”)) purchasing Notes for our own account or for the account of such an institutional “accredited investor” and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.             We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

3.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we shall not prior to the date (the “Resale Restriction Termination Date”) that is two years after the later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act (c) inside the United States to an “institutional accredited inves-

C-1

tor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company and the Trustee.

We understand that the Trustee shall not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us shall be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes shall bear a legend to that effect.

We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:	TRANSFEREE:

By:

C-2

EXHIBIT D

Form of Certificate To Be
Delivered in Connection
with Regulation S Transfers

_______________, ____

Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, CT  06457

Attention:  Corporate Trust Services

Re:                               Jacobs Entertainment, Inc.’s
9.75% Senior Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Notes.

D-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

Very truly yours,

[Name of Transferor]

By:

D-2